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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BG/RDI ACQUISITION CORP.


         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Corporation is BG/RDI Acquisition Corp.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value.

         FIFTH: The name and the mailing address of the incorporator is a follows:

         NAME                                      MAILING ADDRESS
         ----                                      ---------------

         William P. Gelnaw, Jr., Esq.              Choate, Hall & Stewart
                                                   Exchange Place
                                                   53 State Street
                                                   Boston, MA 02109

         SIXTH: The Corporation is to have perpetual existence.




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         SEVENTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation. Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

         EIGHTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon r incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, t the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

         NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended from time to time.



Dated:  June 9, 1997                     /s/ William P. Gelnaw Jr.
                                         --------------------------------------
                                         William P. Gelnaw, Jr., Incorporator




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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation" is

                           BG/RDI ACQUISITION CORP.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 19, 1997.



                                            /s/ Patrick E. Rondeau
                                            -----------------------------------
                                            NAME:  Patrick E. Rondeau
                                            TITLE: Secretary